Exhibit 99.1

Aastrom Biosciences
Domino’s Farms, Lobby K
24 Frank Lloyd Wright Drive
Ann Arbor, MI 48105
T 734 418-4400 F 734 665-0485
www.aastrom.com

Draft For Review

Aastrom Board of Directors Names Dan Orlando Interim CEO

ANN ARBOR, Mich., [Dec. 12, 2012] — Aastrom Biosciences, Inc. (Nasdaq: ASTM), the leading developer of patient-specific, expanded multicellular therapies for the treatment of severe, chronic cardiovascular diseases, today announced that the company’s board of directors has named Dan Orlando interim CEO of Aastrom.  Mr. Orlando, who joined Aastrom as chief commercial officer in August, will assume the position of interim CEO effective December 14, 2012.  Aastrom’s president and CEO Tim Mayleben is retiring but will remain an active member of the company’s board of directors.  Mr. Mayleben will continue to support the transition to a permanent CEO at the company for which a search is ongoing.

“We are grateful to Tim for his service to Aastrom and for his continuing commitment to supporting the leadership transition at the company.  Aastrom remains focused on our clinical programs and commercialization plans for ixmyelocel-T. As interim CEO, Dan brings a depth of experience in the development and commercialization of cardiovascular and metabolic therapies that will help us to continue our forward momentum as we complete the search for a permanent CEO for Aastrom,” said Robert L. Zerbe, M.D., chairman of Aastrom’s board of directors.

About Aastrom Biosciences

Aastrom Biosciences is the leader in developing patient-specific, expanded multicellular therapies for use in the treatment of patients with severe, chronic cardiovascular diseases. The company’s proprietary cell-processing technology enables the manufacture of ixmyelocel-T, a patient-specific multicellular therapy expanded from a patient’s own bone marrow and delivered directly to damaged tissues. Aastrom has advanced ixmyelocel-T into late-stage clinical development, including a Phase 3 clinical program to study patients with critical limb ischemia and a Phase 2b clinical trial in patients with ischemic dilated cardiomyopathy. For more information, please visit Aastrom’s website at www.aastrom.com. For more information on the pivotal REVIVE Phase 3 clinical trial, please visit the trial website at www.revivecli.com.

Media contact

Andrea Coan

Berry & Company

acoan@berrypr.com

(212) 253-8881

Investor contact

Chad Rubin

The Trout Group

crubin@troutgroup.com

(646) 378-2947

This document contains forward-looking statements, including, without limitation, statements concerning clinical trial plans and progress, objectives and expectations, clinical activity timing, intended product development, the performance and contribution of certain individuals and expected timing of collecting and analyzing treatment data, all of which involve certain risks and uncertainties. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “intends,” “estimates,” “plans,” “expects,” “we believe,” “we intend,” and similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “potential,” “could,” “may,” or similar expressions. Actual results may differ significantly from the expectations contained in the forward-looking statements. Among the factors that may result in differences are the inherent uncertainties associated with clinical trial and product development activities, regulatory approval requirements, competitive developments, and the availability of resources and the allocation of resources among different potential uses. These and other significant factors are discussed in greater detail in Aastrom’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. These forward-looking statements reflect management’s current views and Aastrom does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.